Exhibit 23.3


SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

                                                                      SLF [LOGO]





CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated September 12, 2003 on the financial statements of Perfisans Networks Corporation (the "Company") for its fiscal years ended December 31, 2002 and 2001, included on Form SB2 being filed by Perfisans Holdings Inc.




                                               /s/ Schwartz Levitsky Feldman LLP

                                               Chartered Accountants

Toronto, Ontario
February 12, 2004








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